Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

BingEx Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value US$0.0001 per share	Rule 457(h)	2,395,881	(3)	US$0.79	(3)	US$1,892,745.99	US$153.1 per US$1,000,000	US$289.78
Equity	Class A ordinary shares, par value US$0.0001 per share	Rule 457(h)	1,965,500	(3)	US1.92	(3)	US$3,773,760.00	US$153.1 per US$1,000,000	US$577.77
Equity	Class A ordinary shares, par value US$0.0001 per share	Rule 457(c) and Rule 457(h)	5,371,000	(4)	US$2.87	(4)	US$15,414,770.00	US$153.1 per US$1,000,000	US$2,360.01
Equity	Class A ordinary shares, par value US$0.0001 per share	Rule 457(c) and Rule 457(h)	13,204,900	(5)	US$2.87	(5)	US$37,898,061.79	US$153.1 per US$1,000,000	US$5,802.20

Total Offering Amounts							US$58,979,337.78		US$9,029.76
Total Fee Offsets									—
Net Fee Due									US$9,029.76

(1)	These shares may be represented by the Registrant’s American Depositary Shares, or ADSs, each representing three Class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-282094).

(2)	Represents Class A ordinary shares issuable upon vesting or exercise of awards granted under the Registrant’s Share Incentive Plan (the “2015 Plan”) and 2024 Share Incentive Plan (the “2024 Plan” and together with the 2015 Plan, the “Plans”)). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plans. Any Class A ordinary shares covered by an award granted under the Plans (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plans.

(3)	The amounts to be registered represent Class A ordinary shares issuable upon exercise of outstanding options granted under the 2015 Plan and 2024 Plan, respectively, and the corresponding proposed maximum offering price per share represents weighted average exercise price of these outstanding options, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.

(4)	The amount to be registered represents restricted share units granted under the Plans and the corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Select Market on February 14, 2025, adjusted for ADS to Class A ordinary share ratio.

(5)	These Class A ordinary shares are reserved for future award grants under the Plans. The total number of shares which may be issued under the 2024 Plan is initially 10,669,486 Class A ordinary shares. Beginning in 2025, on the first day of each fiscal year, the total number of shares issuable under the 2024 Plan will increase annually by the lower of (i) an amount equal to 1% of the total number of ordinary shares issued and outstanding on the last day of the immediately preceding fiscal year, and (ii) such number of shares as may be determined by the board of directors. Additional Class A ordinary shares are being registered on this registration statement to cover the additional Class A ordinary shares that may be issued under the 2024 Plan pursuant to such annual increases. To the extent that the actual number of shares that may be offered pursuant to the 2024 Plan exceeds the number of shares registered on this registration statement, the Registrant will file a new registration statement to register the additional shares. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Select Market on February 14, 2025, adjusted for ADS to Class A ordinary share ratio.